Exhibit 99.1

News Release
Quantenna Announces Second Quarter 2017 Financial Results
Revenue Reaches Record Levels, Growing 43% Year over Year
Fremont, CA - August 7, 2017 - Quantenna Communications, Inc. (NASDAQ:QTNA), a global leader and innovator of leading-edge performance Wi-Fi solutions, today announced preliminary unaudited financial results for the second quarter ended July 2, 2017.
“We are excited to report strong results, reflecting a material uptick in shipments of our core Wave 2 offerings and an accelerated ramp of our Wave 3 10G customer adoption. Quantenna continues to win and deploy new customer designs with its Wave 2 solutions against world-class competitors and we expect our success to continue with our Wave 3 10G products,” stated Dr. Sam Heidari, Chairman and Chief Executive Officer.
Financial Summary

	Three Months Ended			Six Months Ended
	July 2, 2017	June 26, 2016	% Change	July 2, 2017	June 26, 2016	% Change

Revenue	$47,085	$33,035	42.5%	$84,976	$57,472	47.9%
Gross Profit	23,771	16,364	45.3%	42,355	28,267	49.8%
Gross Margin	50.5%	49.5%	100 bps	49.8%	49.2%	60 bps

Net income (loss):
GAAP	$169	$(234)		$(716)	$(1,949)
Non-GAAP	2,743	652		3,962	(759)

Net income (loss) per share - diluted:
GAAP	$0.00	$(0.22)		$(0.02)	$(1.83)
Non-GAAP	0.07	0.02		0.10	(0.71)

(in thousands except per share data, unaudited)

Commentary on the second quarter 2017 financial results by Company management is available at http://ir.quantenna.com/.
Please see the note regarding the use of non-GAAP financial measures below, including a detailed reconciliation between GAAP and non-GAAP information in the tables included herein.
Second Quarter Company Highlights

•	Record revenue of $47.1 million, representing year over year growth of 43% over the second quarter of 2016 and 24% sequential growth over the first quarter of 2017.

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GAAP operating income grew to $0.3 million, and non-GAAP operating income grew to $2.9 million, or 6.2% of revenue. Non-GAAP operating income was a quarterly record and represented a three-fold increase over the second quarter of 2016.

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Cash from operations totaled $7.4 million, or $0.19 per fully diluted share, while cash, cash equivalents and marketable securities grew $10.0 million sequentially to $124.4 million, or $3.23 per fully diluted share.

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Announced a high end GPON gateway product with ZTE featuring Quantenna’s award-winning 4x4 802.11ac Wave 2 QSR1000 chipset. This solution addresses the typical Wi-Fi residential bottleneck that occurs when coupled with high speed optical networks.

•	Surpassed 50 service providers in deployment with our solutions as we extend our technology leadership into new market applications and geographies.
Business Outlook

Third Quarter 2017 Guidance Range
Revenue	$49M to $51M
Gross Margin
GAAP	46.9% +/- 100bps
Non-GAAP	47.0% +/- 100bps
Operating Expense Growth
GAAP	Flat to down 4%
Non-GAAP	Flat to down 5%
Net income (loss) per share-diluted
GAAP	$0.00 - $0.02
Non-GAAP	$0.07 - $0.09

Gross margin, operating expense and net income GAAP to Non-GAAP reconciliation relates to stock based compensation expense.
Webcast and Conference Call
Quantenna management will host a conference call discussing the quarterly results and business outlook following this press release at 2:00 p.m. Pacific Time today. Individuals interested in listening to the conference call may do so by dialing (877) 239-5585 for domestic callers or (661) 378-9806 for international callers. Please reference Conference ID: 58438758. An audio webcast and replay will be available on the “Investor Relations” section of Quantenna’s website at http://ir.quantenna.com/events.cfm.
Non-GAAP Financial Measures
In addition to GAAP reporting, Quantenna provides information regarding net income, gross profit, gross margin, and operating expenses on a non-GAAP basis. This non-GAAP information excludes stock-based compensation expense. These non-GAAP measures are used by the Company’s management for the purposes of evaluating the underlying operating performance of the Company, establishing internal budgets, comparing performance with internal forecasts and goals, strategic planning, benchmarking against other companies, to provide a more consistent basis of comparison and to enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial tables included in this press release.

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About Quantenna Communications
Quantenna is a global leader and innovator of leading-edge performance Wi-Fi solutions. Quantenna introduced the world's first 10G Wi-Fi technology for a new generation of access points in home, enterprise and public spaces and continues to innovate. Quantenna's Wi-Fi solutions offer superior performance, and establish benchmarks for speed, range, efficiency and reliability. With MAUI, Quantenna's cloud-based Wi-Fi analytics platform that complement its chipset solutions, service providers can deliver real-time, automated Wi-Fi monitoring, optimization, and self-healing to their customers around the clock to help achieve the best Wi-Fi experience. Quantenna is Wi-Fi perfected. For more information, visit www.quantenna.com.
Forward-Looking Statements
This press release contains forward-looking statements based on Quantenna’s current expectations, including statements regarding Quantenna’s financial results for the second quarter ended July 2, 2017, expected future business and financial performance, growth opportunities, product technologies and customer relationships. The words "believe," "estimate," "expect," "intend," "anticipate," "plan," "project," "will" and similar phrases as they relate to Quantenna are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Quantenna and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Quantenna may not be able to maintain its historical growth or achieve similar levels of success with respect to new products; quarterly fluctuations in revenues and operating results; ability to accurately predict future revenue and expenses; challenges developing new and leading edge products on a timely basis that achieve market acceptance; ability to attract and retain customers and service providers; dependence on a limited number of products and customers; intense market competition; intellectual property litigation risks; political uncertainty; potential changes in tax and other laws affecting Quantenna’s business; risks associated with acquisitions, divestitures and strategic partnerships; product liability risks; potential cancellation of customer orders; difficulties managing international operations; risks that Quantenna may not be able to manage strains associated with its growth; dependence on key personnel; stock price volatility; dependence on, and geographic concentration of, contract manufacturers, customers and end customers, assembly and test providers, and other vendors that subject Quantenna's business and results of operations to risks of natural disasters, epidemics, war and political unrest; the cyclical nature of the semiconductor industry, adjustments to the preliminary financial results reported in this press release and related earnings call announcement and materials for the second quarter of 2017 in connection with completion of the final closing process and procedures and preparation of our Quarterly Report on Form 10-Q, and other factors that are detailed in the Securities and Exchange (“SEC”) filings of Quantenna Communications, Inc., which you may obtain for free at the SEC’s website at http://www.sec.gov. Quantenna disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Quantenna Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share data, unaudited)

	Three Months Ended			Six Months Ended
	July 2, 2017	June 26, 2016		July 2, 2017	June 26, 2016

Revenue	$47,085	$33,035		$84,976	$57,472
Cost of revenue	23,314	16,671		42,621	29,205
Gross profit	23,771	16,364		42,355	28,267
Operating expenses:
Research and development	16,055	11,524		28,688	21,751
Sales and marketing	3,276	1,769		6,191	3,399
General and administrative	4,106	2,993		7,496	4,555
Total operating expenses	23,437	16,286		42,375	29,705
Income (loss) from operations	334	78		(20)	(1,438)
Interest expense	(141)	(111)		(339)	(225)
Other income (expense), net	186	(180)		387	(248)
Income (loss) before income taxes	379	(213)		28	(1,911)
Provision for income taxes	(210)	(21)		(744)	(38)
Net income (loss)	$169	$(234)		$(716)	$(1,949)
Net income (loss) per share - basic	$0.00	$(0.22)		$(0.02)	$(1.83)
Net income (loss) per share - diluted	$0.00	$(0.22)		$(0.02)	$(1.83)

Shares used in computing net income (loss) per share:
Basic	33,881	1,075	(1)	33,494	1,063	(1)
Diluted	38,475	1,075		33,494	1,063

(1) The number of shares reflects the number prior to conversion of preferred stock upon the Company's IPO on November 2, 2016

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Quantenna Communications, Inc.
Unaudited reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)

Non-GAAP Income Statement Items	Three months ended July 2, 2017			Three months ended June 26, 2016
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$47,085		$47,085	$33,035		$33,035
Gross profit	23,771	42	23,813	16,364	3	16,367
Gross margin	50.5%	0.1%	50.6%	49.5%	0.0%	49.5%
Research and development	16,055	1,414	14,641	11,524	122	11,402
Sales and marketing	3,276	410	2,866	1,769	30	1,739
General and administrative	4,106	708	3,398	2,993	731	2,262
Income from operations	334	2,574	2,908	78	886	964
Net income (loss)	$169	$2,574	$2,743	$(234)	$886	$652
Basic shares outstanding	33,881		33,881	1,075		1,075
Basic earnings per share	$0.00		$0.08	$(0.22)		$0.61
Diluted shares outstanding	38,475		38,475	1,075		29,162
Diluted earnings per share	$0.00		$0.07	$(0.22)		$0.02

Non-GAAP Income Statement Items	Six months ended July 2, 2017			Six months ended June 26, 2016
	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure	GAAP Measure	Stock-based Compensation Expense	Non-GAAP Measure
Revenue	$84,976		$84,976	$57,472		$57,472
Gross profit	42,355	85	42,440	28,267	6	28,273
Gross margin	49.8%	0.1%	49.9%	49.2%	0.0%	49.2%
Research and development	28,688	2,619	26,069	21,751	223	21,528
Sales and marketing	6,191	763	5,428	3,399	60	3,339
General and administrative	7,496	1,211	6,285	4,555	901	3,654
Income (loss) from operations	(20)	4,678	4,658	(1,438)	1,190	(248)
Net income (loss)	$(716)	$4,678	$3,962	$(1,949)	$1,190	$(759)
Basic shares outstanding	33,494		33,494	1,063		1,063
Basic earnings per share	$(0.02)		$0.12	$(1.83)		$(0.71)
Diluted shares outstanding	33,494		38,414	1,063		1,063
Diluted earnings per share	$(0.02)		$0.10	$(1.83)		$(0.71)

Quantenna Communcations, Inc.
Unaudited Forward-Looking Statements Regarding Business Outlook

Business Outlook	Three Months Ended October 1, 2017

	High	Low
Estimated GAAP diluted earnings (loss) per share	$0.00	$0.02
Estimated stock compensation expense	0.07	0.07
Estimated Non-GAAP diluted earnings per share	$0.07	$0.09

Quantenna Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	July 2, 2017	January 1, 2017
Assets
Current assets
Cash and cash equivalents	$58,231	$117,045
Marketable securities	66,158	—
Accounts receivable	17,696	14,480
Inventory	20,985	15,820
Prepaid expenses and other current assets	4,332	2,470
Total current assets	167,402	149,815
Property and equipment, net	6,380	4,742
Other long-term assets	769	232
Total assets	$174,551	$154,789
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$10,527	$7,776
Accrued liabilities and other current liabilities	22,021	11,801
Long-term debt, current portion	2,563	2,257
Total current liabilities	35,111	21,834
Long-term debt	2,445	3,680
Other long-term liabilities	425	527
Total liabilities	37,981	26,041

Stockholders’ equity
Common stock	3	3
Additional paid-in capital	298,943	290,319
Accumulated other comprehensive loss	(32)	—
Accumulated deficit	(162,344)	(161,574)
Total stockholders’ equity	136,570	128,748
Total liabilities and stockholders’ equity	$174,551	$154,789

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Quantenna Communications, Inc.
Condensed Consolidated Cash Flows
(in thousands, unaudited)

	Six Months Ended
	July 2, 2017	June 26, 2016

Cash flows from operating activities
Net loss	$(716)	$(1,949)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	1,024	537
Stock-based compensation expense	4,678	1,190
Non-cash interest expense, net	197	30
Change in fair value of convertible preferred stock warrants liability	—	45
Changes in assets and liabilities
Accounts receivable	(3,216)	(5,096)
Inventory	(5,165)	(42)
Prepaid expenses and other current assets	(1,898)	(42)
Other assets	(537)	(55)
Accounts payable	2,652	(3,589)
Accrued liabilities and other current liabilities	9,913	5,009
Net cash provided by (used) in operating activities	6,932	(3,962)
Cash flows from investing activities
Purchase of property and equipment	(2,446)	(626)
Purchase of marketable securities	(71,169)	—
Proceeds from sales of marketable securities	4,994	—
Restricted cash	—	(1,500)
Net cash used in investing activities	(68,621)	(2,126)
Cash flows from financing activities
Proceeds from issuance of common stock	4,076	88
Payments of offering costs	(96)	—
Proceeds from revolving line of credit, net of fees paid	—	2,950
Proceeds from issuance of long-term debt, net of fees paid	—	3,854
Repayments of long-term debt	(1,105)	(2,711)
Net cash provided by financing activities	2,875	4,181
Net decrease in cash and cash equivalents	(58,814)	(1,907)
Cash and cash equivalents
Beginning of period	117,045	18,850
End of period	$58,231	$16,943

Quantenna Communications, Inc.
Vernon Essi, Jr.
510-897-2684
vessi@quantenna.com

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